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                                                                    EXHIBIT 10.3
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                              CALLAWAY GOLF COMPANY
                   1998 EXECUTIVE NON-DISCRETIONARY BONUS PLAN
                           (EFFECTIVE JANUARY 1, 1998)

1.     PURPOSE

              The 1998 Executive Non-Discretionary Plan (the "Non-Discretionary Plan") is designed to promote the interests of Callaway Golf Company (the "Company") and its shareholders by providing incentive to participating officers of the Company and its subsidiaries to make significant contributions to the performance of the Company and its subsidiaries and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company and its subsidiaries. The Non-Discretionary Plan is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

2.     ADMINISTRATION

              The Non-Discretionary Plan shall be administered by a special subcommittee of the Executive and Compensation Committee of the Board of Directors (the "Executive Non-Discretionary Bonus Plan Subcommittee"), which will at all times be constituted to meet the "outside director" requirements of
Section 162(m) of the Code. The Executive Non-Discretionary Bonus Plan Subcommittee shall have the power to make rules and regulations for the administration of the Non-Discretionary Plan. In making any determination under the Non-Discretionary Plan, the Executive Non-Discretionary Bonus Plan Subcommittee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company and its affiliates as well as those of counsel, public accountants and other professional or expert persons. The interpretations and decisions of the Executive Non-Discretionary Bonus Plan Subcommittee with regard to the Non-Discretionary Plan shall be final and conclusive. No member of the Executive Non-Discretionary Bonus Plan Subcommittee shall be liable for any action or determination made in good faith with respect to the Non-Discretionary Plan.

3.     ELIGIBILITY

              The Executive Non-Discretionary Bonus Plan Subcommittee will initially designate 24 officers of the Company and its subsidiaries ("Participants") as eligible to participate in the Non-Discretionary Plan for 1998. Additional persons may be added as Participants in the discretion of the Executive Non-Discretionary Bonus Plan Subcommittee.
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4.     DETERMINATION

              The Executive Non-Discretionary Bonus Plan Subcommittee will designate performance targets under the Non-Discretionary Plan within the time period required by the Department of Treasury Regulations adopted to implement
Section 162(m) of the Code ("Regulations") for each year. The performance targets will be based on achievement of specified levels of pre-tax earnings. The performance targets will be set by the Executive Non-Discretionary Bonus Plan Subcommittee based on the prior year's performance and other relevant factors. The performance targets designated by the Executive Non-Discretionary Bonus Plan Subcommittee may differ for each Participant in the Non-Discretionary Plan. The maximum bonus amount payable under the Non-Discretionary Plan to any Participant shall not exceed $2,000,000 for any year. The Executive Non-Discretionary Bonus Plan Subcommittee may, in its sole discretion, establish maximum bonus amounts payable to individual Participants under the Non-Discretionary Plan of less than $2,000,000 for any year.

5.     CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE TARGETS

              Provided that the Code and/or Regulations so require, the Executive Non-Discretionary Bonus Plan Subcommittee shall, prior to any payment under the Non-Discretionary Plan, certify in writing the extent, if any, of achievement of performance targets for each Participant. For purposes of this provision, and for so long as the Code and/or Regulations permit, the approved minutes of the Executive Non-Discretionary Bonus Plan Subcommittee meeting in which the certification is made may be treated as a written certification.

6.     WITHHOLDING TAXES

              The Company shall have the right to deduct from all awards granted under the Non-Discretionary Plan any federal, state, local or foreign taxes required by law to be withheld with respect to such awards.

7.     OTHER BENEFITS

              In addition to awards granted to Participants under the Non-Discretionary Plan, discretionary bonuses may be awarded by the Executive and Compensation Committee under the discretionary portion of the Company's Executive Bonus Pool, pursuant to contract, or as otherwise determined by the Executive and Compensation Committee. Awards granted to Participants under the Non-Discretionary Plan shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by the other benefit plans provided by the Company or any of its subsidiaries, or as required by law or by contractual obligations of the Company or any of its subsidiaries.

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8.     AMENDMENT OR TERMINATION

              The Executive Non-Discretionary Bonus Plan Subcommittee may from time to time amend the Non-Discretionary Plan in any respect or terminate or suspend the Non-Discretionary Plan at any time in whole or in part, provided that, if shareholder approval of an amendment is required for continued compliance with the requirements of Section 162(m) of the Code, such amendment shall be subject to obtaining the required shareholder approval.

9.     NO ASSIGNMENT

              Except as expressly authorized by the Executive Non-Discretionary Bonus Plan Subcommittee, the rights under the Non-Discretionary Plan, including without limitation the rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by a Participant (except by testamentary disposition or intestate succession), and during the lifetime of any Participant, any payment shall be payable only to such Participant.

10.    NO RIGHT TO CONTINUED EMPLOYMENT

              Nothing in the Non-Discretionary Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the right of the Company or any of its subsidiaries to discharge a Participant at any time for any reason whatsoever, with or without cause. If any Participant ceases to be employed by the Company or any of its subsidiaries, any unpaid bonuses shall be paid in accordance with the Participant's termination agreement, if any, and as otherwise determined by the Executive Non-Discretionary Bonus Plan Subcommittee.

11.    COSTS AND EXPENSES

              The costs and expenses of administering the Non-Discretionary Plan shall be borne by the Company and not charged to any award nor to any Participant receiving an award under the Non-Discretionary Plan.

12.    FUNDING

              The Non-Discretionary Plan shall be unfunded. Neither the Company nor any of its subsidiaries shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Non-Discretionary Plan.

13.    SEPARABILITY

              If any of the terms or provisions of the Non-Discretionary Plan conflict with

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the requirements of Section 162(m) of the Code, the Regulations or applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code, the Regulations or applicable law without invalidating the remaining provisions hereof. With respect to Section 162(m) of the Code, if the Non-Discretionary Plan does not contain any provision required to be included herein under Section 162(m) of the Code or the Regulations, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

14.    TERM

              The Non-Discretionary Plan shall be effective as of the first day of the Company's 1998 fiscal year, subject to shareholder approval, and shall continue for a period until the first shareholder meeting that occurs in the fifth year following the year in which the shareholders of the Company previously approved this Non-Discretionary Plan, unless amended or terminated by the Company (see Amendment or Termination above), subject to any future shareholder re-approval requirements of the Code and the Regulations.

15.    GOVERNING LAW

              The validity, construction and effect of the Non-Discretionary Plan and any action taken or relating to the Non-Discretionary Plan shall be determined in accordance with the laws of the State of California and applicable federal law.

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